                                                                    EXHIBIT 11.1


                 SUMMARY OF CALCULATIONS OF EARNINGS PER SHARE
             For the Years Ended December 31, 1995, 1996 and 1997
                     (In 000's, except per share amounts)


I. EARNINGS PER SHARE -- BASIC CALCULATION
                                                     1995       1996       1997
                                                     ----       ----       ----
A. Net income (loss)                              $29,055    $37,917   $(50,046)
                                                  =======    =======   ========

B. Calculation of Denominator:
     Weighted average common shares outstanding    42,133     42,569     43,733
     Treasury share impact of Publicis shares        (978)      (978)    (1,102)
                                                  -------    -------   --------
                                                   41,155     41,591     42,631
                                                  =======    =======   ========

C. Net income (loss) per share                    $   .71    $   .91   $  (1.17)
                                                  =======    =======   ========

2. EARNINGS PER SHARE -- DILUTED CALCULATION

                                                     1995       1996       1997
                                                     ----       ----       ----
A. Net income (loss)                              $29,055    $37,917   Note 1
                                                  =======    =======

B. Calculation of Denominator:
     Weighted average common shares outstanding    42,133     42,569
     Treasury share impact of Publicis shares        (978)      (978)
     Effect of dilutive options                     1,165      1,281
                                                  -------    -------
                                                   42,320     42,872
                                                  =======    =======

C. Net income (loss) per share                       $.69       $.88
                                                  =======    =======

Note 1 - Because Registrant reported a loss for 1997, presentation of an earnings per share calculation on a diluted basis is inapplicable.